EXHIBIT 8.1

LIST OF SUBSIDIARIES

The following table lists our subsidiaries and their jurisdiction of incorporation as of June 30, 2022:

Agricultural Business

			% of ownership interest held by the Group
Name of the entity	Country	Principal activity	06.30.2022
Cresud's direct equity interest in:
Brasilagro-CompanhIa Brasileira de Propriedades Agrícolas (1) (2)	Brazil	Agricultural	39.56%
Futuros y Opciones.Com S.A.	Argentina	Brokerage	50.10%
Helmir S.A.	Uruguay	Investment	100.00%
IRSA Inversiones y Representaciones Sociedad Anónima (2)	Argentina	Real estate	53.94%
Alafox S.A. (3)	Uruguay	Investment	100.00%
Brasilagro's direct equity interest in:
Araucária Ltda.	Brazil	Agricultural	99.99%
Cajueiro Ltda.	Brazil	Agricultural	99.99%
Ceibo Ltda.	Brazil	Agricultural	99.99%
Cremaq Ltda.	Brazil	Agricultural	99.99%
Engenho de Maracajú Ltda.	Brazil	Agricultural	99.99%
Flamboyant Ltda.	Brazil	Agricultural	99.99%
Jaborandi Agrícola Ltda.	Brazil	Agricultural	99.99%
Jaborandi Propriedades Agrícolas S.A.	Brazil	Agricultural	99.99%
Mogno Ltda.	Brazil	Agricultural	99.99%
Palmeiras S.A.	Paraguay	Agricultural	99.99%
Agropecuaria Morotí S.A.	Paraguay	Agricultural	99.99%
Agrifirma S.A.	Brazil	Agricultural	99.99%
Agropecuaria Acres del Sud S.A. (2) (4)	Bolivia	Agricultural	99.99%
Ombú Agropecuaria S.A. (4)	Bolivia	Agricultural	99.99%
Yatay Agropecuaria S.A. (4)	Bolivia	Agricultural	99.99%
Yuchán Agropecuaria S.A. (2) (4)	Bolivia	Agricultural	99.99%
Futuros y Opciones.Com. S.A.'s direct equity interest in:
Amauta Agro S.A. (5)	Argentina	Brokerage	98.57%
FyO Acopio S.A. (5)	Argentina	Warehousing and brokerage	98.57%
FyO Chile SPA	Chile	Brokerage	100.00%
Helmir S.A.'s direct equity interest in:
FyO Holding S.A.	Uruguay	Investment	50.10%

(1)

The Group exercises “de facto control” over Brasilagro as a result of (i) the percentage and concentration of voting rights of the Group, and the absence of other shareholders with significant voting rights, (ii) the absence of a voting agreement among the other shareholders to vote together as a group, and (iii) the record of attendance to Shareholders’ Meetings and the record of votes casted by the other shareholders; the Group’s effective control to direct Brasilagro’s relevant activities has been exercised through its seat in the Board of Directors. See Note 7 for further information regarding to Brasilagro.

(2)	Includes interest indirectly held through Helmir.
(3)	Liquidation companies during the current fiscal year.
(4)	See Note 4 to the consolidated financial statements as of June 30, 2021.
(5)	Includes direct participation of Cresud.

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Urban Properties and Investments Business

			% of ownership interest held by the Group
Name of the entity	Country	Principal activity	06.30.2022
IRSA's direct equity interest:
E-Commerce Latina S.A.	Argentina	Investment	100.00%
Efanur S.A.	Uruguay	Investment	100.00%
Hoteles Argentinos S.A.U.	Argentina	Hotel	100.00%
Inversora Bolívar S.A.	Argentina	Investment	100.00%
Llao Llao Resorts S.A. (1)	Argentina	Hotel	50.00%
Nuevas Fronteras S.A.	Argentina	Hotel	76.34%
Palermo Invest S.A.	Argentina	Investment	100.00%
Ritelco S.A.	Uruguay	Investment	100.00%
Tyrus S.A.	Uruguay	Investment	100.00%
UT IRSA y Galerías Pacífico S.A. (1)	Argentina	Investment	50.00%
Arcos del Gourmet S.A.	Argentina	Real estate	90.00%
Emprendimiento Recoleta S.A.	Argentina	Real estate	53.68%
Fibesa S.A. (2)	Argentina	Real estate	100.00%
Panamerican Mall S.A.	Argentina	Real estate	80.00%
Shopping Neuquén S.A.	Argentina	Real estate	99.95%
Torodur S.A.	Uruguay	Investment	100.00%
EHSA	Argentina	Investment	70.00%
Centro de Entretenimiento La Plata	Argentina	Real estate	100.00%
We Are APPA S.A. (ex Pareto S.A.)	Argentina	Design and software development	93.63%
Tyrus S.A.'s direct equity interest in:
DFL and DN BV	Bermudas/ Netherlands	Investment	99.50%
IRSA International LLC	United States	Investment	100.00%
Jiwin S.A.	Uruguay	Investment	100.00%
Liveck S.A. (3)	Uruguay	Investment	100.00%
Real Estate Strategies LLC	United States	Investment	100.00%

Efanur S.A.'s direct equity interest in:
Real Estate Investment Group VII LP (REIG VII)	Bermudas	Investment	100.00%
DFL's direct equity interest in:
Dolphin IL Investment Ltd.	Israel	Investment	100.00%

(1)

The Group has consolidated the investment in Llao Llao Resorts S.A. and UT IRSA and Galerías Pacífico considering its equity interest and a shareholder agreement that confers it majority of votes in the decision making process.

(2)	Includes interest held through Ritelco S.A. and Torodur S.A.
(3)	Includes Tyrus’ and IRSA S.A.’s equity interests.

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